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                            SHARE PURCHASE AGREEMENT
                         Dated the 15th day August, 2000


                         -------------------------------

                          JAWS ACQUISITION CANADA CORP.

                                     - AND -

                             JAWS TECHNOLOGIES, INC.

                                     - AND -

             THE SHAREHOLDERS OF GENERAL NETWORK SERVICES - GNS INC.


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



                            SHARE PURCHASE AGREEMENT

     THIS AGREEMENT made the 15th day of August, 2000.


BETWEEN:
       JAWS ACQUISITION CANADA CORP., a corporation incorporated under the laws of the Province of Alberta, Canada,
                         (herein called the "Purchaser")

                                     - and -

          JAWS TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Delaware, U.S.A.,
                             (herein called "JAWS")

                                     - and -

                           THE PARTIES HEREIN DEFINED
                        AS AND WHO EXECUTE THIS AGREEMENT
                  AS THE VENDORS (herein called the "Vendors")

     WHEREAS the Vendors wish to sell and convey their respective Vendors's Rights to the Purchaser and the Purchaser wishes to purchase and receive such Vendors's Rights from the Vendors in exchange for the Purchase Consideration.

     NOW  THEREFORE  THIS  AGREEMENT  WITNESSETH  that in  consideration  of the
premises  hereto  and  the  mutual   covenants,   warranties,   representations,
agreements and payments herein set forth, the Parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1    DEFINITIONS

     In this Agreement, including the premises hereto, this clause and any Schedules hereto, the words and phrases set forth below shall have the meaning ascribed thereto below, namely:

"Business Day" means a day other than a Saturday or Sunday or a statutory holiday in the City of Calgary, in the Province of Alberta.

"Cause" means in relation to section 3.2.4 of this Agreement:

(a) Any breach of the Employment Agreement or any other agreement including the non-disclosure agreement between each of the Vendors and the Company;

(b)  Demonstrably willful misconduct; or

(c)  Gross negligence in the performance of duties assigned to a Vendor.

Notwithstanding the foregoing, Cause shall include Tyson Macaulay being a director or officer of any corporation which could be construed as being in competition with JAWS and include Tyson Macaulay's involvement, association or affiliation with a competitor as a shareholder unless his shareholdings are non-voting or less than 5% of the issued and outstanding shares of the competitor.

Neither of the Vendors shall deemed to have been discharged for Cause unless each or both have been given written notice specifying the reasons for the termination and the allegations of Cause.

"Closing Date" means August 15, 2000 or such other date as the parties may mutually determine.

"Closing Time" means 10:00 a.m. on the Closing Date or as agreed upon by the parties.

"Corporation" means General Network Services - GNS Inc.

"Corporation's Assets" means all the Property owned or held by the Corporation or to which the Corporation is entitled as more particularly described in Schedule "A".

"Corporation's Financial Statements" means the most recent unaudited financial statements of the Corporations dated July 21, 2000, a copy of which are attached hereto as Schedule "B".

"Corporation's Shares" means the common voting shares in the capital of the Corporation, as the same exist at the date hereof and at the Closing Date.

"Escrow Agent" means Montreal Trust Company of Canada;

"Escrow Agreement ("MP") means the escrow agreement between JAWS, the Purchaser, Michael Pluscauskas and the Escrow Agent, dated effective as of the Closing Date;

"Escrow Agreement ("TM") means the escrow agreement between JAWS, the Purchaser, Tyson Macaulay and the Escrow Agent, dated effective as of the Closing Date;

"Exchangeable Shares" means the exchangeable shares of the Purchaser, which shares have the rights, privileges, restrictions and conditions as more particularly set out in Schedule "D" attached hereto to be issued by the Purchaser as the Purchase Consideration.

"JAWS" means JAWS Technologies, Inc., a Delaware Corporation, whose common shares trade on the NASDAQ National Board in the United States of America.

"JAWS Shares" means $570,000 worth of the common shares in the capital stock of JAWS that are tradeable on the NASDAQ National Board, to be issued by JAWS as part of the Purchase Consideration in accordance with Article 3;

"Party" or "Parties" means a party or parties to and bound by this Agreement.

"Permitted Encumbrances" means, in respect of the Corporations's Assets, the encumbrances set out in Schedule "C" hereto or as the case may be:

(a) inchoate liens, taxes, assessments or governmental charges which are due or which are not delinquent; and

(b) inchoate liens incurred or created in the ordinary course of business as security in favour of any other person who is conducting the development or operation of the property to which such liens relate for the Corporation's or the Purchaser's share of the costs and expenses of such development or operation, as the case may be, the payment of which is not then due;

"Person" means any individual, corporation, body corporate, partnership, joint venture, association, group, trust, or other legal entity and includes any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government.

"Property" means the interests of the Corporation, the Purchaser or JAWS, as the case may be, in and to all property, assets and rights, including, without limiting the generality of the foregoing, the entire interest of such Party in and to:

(a) all contracts, agreements, documents, production sales contracts, books, records and reports relating to the provision of products and services to its customers and any and all rights in relation thereto;

b) all intellectual property and rights developed, acquired or incorporated into the products and services of the Corporation, the Purchaser or JAWS, as the case may be, or purchased in the course of carrying on the business of the Corporation, the Purchaser or JAWS, as the case may be.

"Purchaser" means Jaws Acquisition Corp., an Alberta Corporation, whose articles of incorporation have created a class of exchangeable shares, that are exchangeable into common shares in the capital stock of JAWS and is a wholly owned subsidiary of JAWS.

"Purchase Consideration" means (in $ CDN):

(1)  $430,000 cash on the Closing Date;
(2)  $570,000 worth of Jaws shares on the Closing Date at the Trading Price;
(3) $2,000,000 worth of the Purchasers Exchangeable Shares to be issued in accordance with Article 3 at the Trading Price;

"Purchase Price" means Three Million ($ 3,000,000) Dollars.

"Purchaser's Assets" means the Property owned or held by the Purchaser or JAWS Technologies, Inc.;

"Registration Rights Agreement" means the Agreement dated August 15, 2000 between JAWS and the Vendors in the form attached hereto as Schedule "E";

"Regulations" means all applicable statutes, laws, rules, orders, regulations, directives or other instruments (and all applicable requirements thereunder) of any governmental agencies or authorities in the United States of America or Canada having jurisdiction over the Parties, the Corporation, the Corporation's Assets, or the specific property or matter in question, in effect from time to time.

"Support Agreement" means the support agreement between JAWS and the Purchaser, dated effective August 1, 2000;

"Trading Price" means the average of the closing asking price, as quoted on the NASDAQ National Board, of the Common shares of JAWS for the 20 trading days prior to the Closing Date;

"Vendors" mean:

               Michael Pluscauskas;
               and Tyson Macaulay.

"Vendors's Rights" means, in respect of a Vendor, all:

     (a)  the Vendors's Shares,

     (b) amounts owing to the Vendors, by the Corporation, whether presently due or otherwise, except those amounts listed in Schedule "C"; and

     (c) rights to acquire any securities of the Corporation, from the Corporation or from any other Person, howsoever granted or acquired.

          For the purposes of this Agreement, the value assigned to (b) and (c) above is zero (0).

"Vendors's Shares" means, in respect of the Vendors, all the issued and outstanding shares of the Corporation owned by the Vendors, or to which the Vendors are entitled, at the Closing Date, as follows:

          Michael Pluscauskas - 50 common shares
          Tyson Macaulay      - 50 common shares

"Voting and Exchange Trust Agreement" - means the voting and exchange trust agreement between JAWS, the Purchaser and Montreal Trust Company of Canada, dated August 11, 2000;

Section 1.2   EXPANDED MEANINGS

              Unless the context otherwise necessarily requires, the following provisions shall govern the interpretation of this Agreement:

       1.2.1 words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

       1.2.2 the terms "in writing" or "written" include printing, typewriting, or any electronic means of communication by which words are capable of being visually reproduced at a distant point of reception, including by telecopier or telex;


       1.2.3 references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time; and


       1.2.4 "this Agreement" "the Agreement" "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Share Purchase Agreement and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument amending, supplementing or replacing this agreement.

Section 1.3   ENTIRE AGREEMENT

              This Agreement and all schedules attached hereto together with the agreements and other documents to be executed and delivered pursuant hereto, constitute the entire agreement between the Parties and supersedes all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations, covenants or other agreements between the Parties except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be valid unless in writing and no such waiver shall constitute nor be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 1.4   HEADINGS AND TABLE OF CONTENTS

              The division of this Agreement into articles, sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

Section 1.5   SEVERABILITY

              If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

       1.5.1 the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

       1.5.2 the invalidity, illegality or unenforceability of any provision or any part thereof contained in this Agreement in any jurisdiction shall not effect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

Section 1.6   NOT A BUSINESS DAY

              In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.7   CONSENTS AND APPROVALS

              It shall be a condition hereof that any consent or approval of any Party hereto, required hereby, shall be obtained in writing prior to the event for which it is required.

Section 1.8   SCHEDULES

              The following are the Schedules referred to and incorporated in this Agreement, which are deemed to be a part hereof:

     Schedule "A" -   Corporation's Assets
     Schedule "B" -   Corporation's Financial Statements
     Schedule "C" -   Permitted Encumbrances & Liabilities
     Schedule "D" -   Provisions Attaching to the Exchangeable Shares
     Schedule "E" -   Registration Rights Agreement


                                    ARTICLE 2
                                PURCHASE AND SALE

Section 2.1   PURCHASE AND SALE

              Subject to the terms and conditions of this Agreement, the Vendors hereby sell, assign, transfer and convey to the Purchaser and the Purchaser hereby purchases and acquires from the Vendors the Vendors's Rights, effective as of the Closing Date, to have and hold the same together with all benefits and advantages to be derived therefrom, absolutely, subject only to the terms and conditions of this Agreement, at and for the Purchase Consideration equal to the Purchase Price.


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                                        7


                                   ARTICLE 3.
                                     PAYMENT

Section 3.1   PAYMENT OF PURCHASE CONSIDERATION

       3.1.1 Purchase Consideration - Subject to Article 3.2, the Purchase Consideration equal to the Purchase Price shall be payable by the Purchaser to the Vendors by:

              3.1.1.1       the payment of $430,000 on the Closing Date;

              3.1.1.2 the issuance to the Vendors of $570,000 worth of JAWS Shares at the Trading Price on the Closing Date; and

              3.1.1.3 the issuance of $2,000,000 worth of Exchangeable Shares at the Trading Price on the Closing Date to be released in accordance with the table set out below and subject to section 3.2.

--------------------------------------------------------------------------------
Vendors                 # of shares to be    # of shares to be       Total
                        released 12 months   released 24 months
                        after the Closing    after the Closing
                        Date                     Date
--------------------------------------------------------------------------------
Michael Pluscauskas                          97,276               194,553
--------------------------------------------------------------------------------
Tyson Macaulay                               97,276               194,553
--------------------------------------------------------------------------------

3.1.2 Income Tax Act - The Vendors and the Purchaser acknowledge and agree that the purchase and sale of the Vendor's Rights, in exchange for the Exchangeable Shares, shall be carried out in accordance with subsection 85(l) of the Income Tax Act (Canada) as amended. The Vendors and the Purchaser shall together determine the amount to be elected under such subsection. The Vendors, JAWS and the Purchaser agree to execute and file all necessary documentation to give effect to the subsection 85(1) election on or before the due date as determined pursuant to subsection 85(6) of the Income Tax Act (Canada) as amended.

Section 3.2   ESCROW PROVISIONS

3.2.2 Exchangeable Share Releases - Michael Pluskauskas - Upon notice being provided to the Escrow Agent, the Exchangeable Shares shall be released on the Closing Date to Michael Pluskauskas in accordance with the provisions of section 3.1.1.3, on the first (1st) and second (2nd) 12 month anniversary of the Closing Date, subject to his being employed by JAWS, or a subsidiary of JAWS, on the six month anniversary of the Closing Date and subject to the terms of the Escrow Agreement (MP).

3.2.2 Exchangeable Share Releases - Tyson Macaulay - Upon notice being provided to the Escrow Agent, the Exchangeable Shares shall be released on the Closing Date to Tyson Macaulay in accordance with the provisions of section 3.1.1.3 on the first (1st) and second (2nd) 12 month anniversary of the Closing Date, subject to his being employed by JAWS, or a subsidiary of


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                                        8

       JAWS, on the 12 and 24 month anniversary of the Closing Date and subject to the terms of the Escrow Agreement (TM).

3.2.3 No Release - If the terms of the escrow provisions in section 3.2.1 and the Escrow Agreement (MP) are not fulfilled, the Exchangeable Shares to be released to Michael Pluskauskas as set out in section 3.1.1.3 shall not be released. If the escrow provisions in section 3.2.2 and the Escrow Agreement (TM) are not fulfilled, the Exchangeable Shares to be released to Tyson Macaulay as set out in section 3.1.1.3 shall not be released.


3.2.4 Final Release - Notwithstanding section 3.2.3, all Exchangeable Shares to be released to the Vendors shall be released to the Vendors on the third anniversary of the Closing Date unless the Vendors are released from their employment with JAWS for Cause.

                                    ARTICLE 4
                                 REPRESENTATIONS

Section 4.1   REPRESENTATIONS OF THE VENDORS

       The Vendors hereby separately represent and warrant to the Purchaser, in respect of their Vendors's Rights that:

       4.1.1 Restrictions - There are no restrictions in either the charter documents or the by-laws of the Corporation, each as amended, nor are there any collateral agreements or rights of first refusal or other pre-emptive rights of purchase, which would arise by reason of the execution of this Agreement, completion of the sale or otherwise and affect the transferability of the Vendors's Rights from the Vendors to the Purchaser.


       4.1.2 Title to the Vendors's Rights - The Vendors each has good and marketable title to the Vendors's Rights free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights of purchase (such as rights of first refusal), restrictions, claims or demands of any kind or nature whatsoever.


       4.1.3 Assets of the Corporation - Other than the Corporation's Assets and as disclosed in the Corporations's Financial Statements, the Corporation has no property, assets or undertakings of any nature or kind whatsoever.


       4.1.4 Insurance - During the period from the date of the Corporation's Financial Statements until the Closing Time:

              4.1.4.1 the Corporations's Assets shall be insured by the Corporation against loss or damage under contracts of insurance with reputable insurers which insurance is customary for the Corporation's business for both the type of coverage and the coverage amount; and

              4.1.4.2       all  third  Party   insurable   liabilities  of  the
                            Corporation   shall  be   insured   against   on  an
                            occurrence basis under the contracts of insurance.

       4.1.5 Policies of Insurance - In connection with any and all policies of insurance:

              4.1.5.1       neither the Vendors nor the Corporation:

                     (a) has misrepresented or omitted to disclose to the insurers thereunder or in connection therewith any material fact or is in default with respect to any of the provisions contained in any such insurance policy,

                     (b) has failed to give any notice or present any claim under any such policy in due and timely fashion, and no such claim is outstanding and in dispute,

                 4.1.5.2. The Corporation, or the lessor of the equipment leased by the Corporation, is the named insured with loss payable to it, or the lessor as the case may be, on those policies owned by it or obtained for their benefit; and

                 4.1.5.3. there is no outstanding request, notice or order from any insurer for any modification to or remedial action in respect of any of the insured assets or premises included in the Corporation's Assets.


       4.1.6 Capital Structure - The authorized share capital of the Corporation consists of an unlimited number of Class A Special Shares, and unlimited number of Class B Special Shares and an unlimited number of Common Shares of which only 100 Common Shares are issued and outstanding as fully paid and non-assessable. No securities, options, warrants or other rights to purchase shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding except as contemplated by this Agreement.

       4.1.7 Financial Statements of the Corporation - The Corporation's Financial Statements have been prepared in accordance with applicable law and generally accepted accounting principles and present fairly the financial position as at the dates indicated and the results of operation of the Corporation for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

       4.1.8 No Undisclosed Liabilities - The Corporation is not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of the Corporation or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in the Corporation's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of the Corporation.

       4.1.9 Material Contracts - The Corporation is not in default under any material contract, nor are the Vendors aware of any default by any other Party under any material contract, and the Vendors are not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by the Corporation under a material contract.

       4.1.10 Taxes - With  respect to its taxes:

              4.1.10.1      the Corporation has, at the prescribed times:

                     (a) filed all tax returns required to be filed by it in all applicable jurisdictions,

                     (b)    made  and   remitted   all   required  or  desirable
                            deductions or withholdings at source, and

                     (c) paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by it;

              4.1.10.2 all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of the Corporation in the relevant tax year or calendar year;

              4.1.10.3 adequate provision has been made in the Corporation's Financial Statements for all taxes, governmental charges, and assessments, whether
                            relating   to  income,   sales,   real  or  personal
                            property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Corporation or otherwise, for all relevant periods;

              4.1.10.4 All provincial and federal income tax assessments have been issued to the Corporation covering all past periods up to and including the Corporation's fiscal year ending in December 31, 1999 and any assessments issued for stub periods up to and including the time of the Closing Date have been accounted for and any amounts owing in respect thereof have been paid;

              4.1.10.5 assessments for all other applicable federal and Provincial taxes and levies issued at the time of the Closing Date have been accounted for and any amounts owing thereunder have been paid;

              4.1.10.6 there are no actions, suits or other proceedings or investigations or claims in progress, pending or, to the best of the Vendor's knowledge, threatened against the Corporation in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

              4.1.10.7 to the knowledge of the Vendors, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

              4.1.10.8 the Corporation has not waived any statutory period for assessment of any tax.

                            Without limiting the generality of the foregoing, the Corporation is in absolute compliance with all registration, timely reporting, and remittance obligations in respect of all Provincial and Federal sales tax legislation and of any other Provincial or Federal tax it may be subject to.

       4.1.11 No Indebtedness to the Corporation - The Vendors are not indebted to the Corporation.

       4.1.12 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable, without set off or counterclaim and to the best of the Vendor's knowledge all such accounts receivable shall be paid in a timely fashion subject to a reasonable reserve for bad debts.

       4.1.13 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party, with the Corporation as at the date hereof except as listed in Schedule "C".

       4.1.14 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of the Corporation since date of the Corporation's Financial Statements dated June 30, 2000.

       4.1.15 Distributions to Shareholders - Since the date of the Corporation's Financial Statements, the Corporation has not declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any subdivision, consolidation, reclassification or other modification of its share capital which has not been approved in writing by the Purchaser prior to the Closing Date.

       4.1.16 Withholding Amounts - The Corporation has withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for employment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of the officers, directors and employees of the Corporation, and these withholdings have been or will be paid to the proper taxing authority or receiving offices.

       4.1.17 Corporate Records - The corporate records and minute books of the Corporation contain all minutes of the meetings of directors and shareholders of the Corporation are complete, accurate and up-to-date and the stock register of the corporation is complete and accurate in all material respects.

       4.1.18 Breach of Order - The Corporation is not in, and has not received notice of any, material default under any order, writ, injunction or decree of any court or governmental agency or authority having jurisdiction, nor any agreement or obligation by which the Corporation is bound or to which it is subject and which materially affects or relates to the Corporation.

       4.1.19 No Subsidiaries - The Corporation does not have any ownership interest (either directly or indirectly) in any other entity, nor is it a party to or bound by any agreement to acquire such an interest.

       4.1.20 Employees - All withholding taxes,  insurance related payments and
              any  other   employment   related  payments  to  be  made  by  the
              Corporation are up to date, or accrued, as of the Closing Date.

       4.1.21 Guarantee and Indemnity Agreements - The Corporation is not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations of the Vendors or any other person.

       4.1.22 Debt Instruments - On the Closing Date the Corporation will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of the Corporation's business and as listed on Schedule B hereto, and the Corporation is not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

       4.1.23 Incentive Payments - To the best knowledge of the Vendor, the Corporation has not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by the Corporation, or if accrued in the books and records of the Corporation, will be disallowed.

       4.1.24 Workers' Compensation - All payments due to the Workplace Safety & Insurance Board (or similar body in any other jurisdiction) in respect of the Corporation are current.

       4.1.25 Bank Accounts - All information with respect to all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of the Corporation, have been provided to the Purchaser.

       4.1.26 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Vendors or the Corporation are a party or are bound, or any judgment, decree, order, statute, rule or regulation applicable to the Vendors or the Corporation.

       4.1.27 Binding Obligation - This Agreement has been duly executed and delivered by the Vendors and constitutes legal, valid and binding obligations of the Vendors enforceable in accordance with its terms.

       4.1.28 Broker's Fees - The Vendors have not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability except as provided for in section 10.6.

       4.1.29 Defaults Under Statutes - The Corporation have not received any notices of any breach of any statutes, regulations, rules, orders and directives, including but not limited to those pertaining to environmental matters, of all governmental agencies, departments and authorities having jurisdiction over the business of the Corporation.

       4.1.30 Operating Records - The books and records of the Corporation disclose all material transactions entered into by the Corporation or on its behalf to the Closing Date.

       4.1.31 Deterrence - Except for information relating to general economic climate and general industry conditions and any changes of law, the Vendors have no information or knowledge of any fact relating to the Vendor's Rights, the Corporation's business or the Corporation's ownership and operation of the Corporation's Assets not disclosed to the Purchaser which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions herein contemplated.

       4.1.32 Title - The Vendors do not warrant title to the Corporation's Assets, provided however, the Vendors do represent and warrant that the Corporation has not done anything whereby any of the Corporation's interest in and to the Corporation's Assets may be cancelled or determined, nor has the Corporation or the Vendors encumbered or alienated same and the Corporation's Assets shall
              be,  at  the   Closing   Date,   free  and  clear  of  all  liens,
              encumbrances, adverse claims, demands and royalties created by, through or under the Vendors or the Corporation except for the Permitted Encumbrances or as expressly set forth in Schedule "A". Except as otherwise provided herein, neither the Vendors nor the Corporation have received notice of any material defect in the Corporation's title to the Corporation's Assets.

       4.1.33 Notices of Default - The Corporation has received no notices of default relating to the Corporation's Assets or any of them.

       4.1.34 Lawsuits - The Corporation is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or, to the best of the Vendor's knowledge, threatened, which might reasonably be expected to result in a material impairment or loss of the Corporation's interest in the Corporation's Assets or any part thereof and no particular circumstance, matter or thing has become known to the Vendors which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

       4.1.35 Financial Commitments - There are no financial commitments which are outstanding or due, or that hereafter may become due in respect of the Corporation or the Corporation's Assets, or operations in respect of the Corporation's Assets and which shall become the responsibility of the Purchaser except as disclosed in Schedule "C".

       4.1.36 Pre-emptive Rights - All rights of first refusal or other pre-emptive rights applicable to any disposition of the
              Corporation's   Assets  have  been  waived  or  satisfied  in  all
              respects.

Section 4.2   REPRESENTATIONS OF JAWS AND THE PURCHASER

              JAWS and the Purchaser hereby represent and warrant to the Vendors in respect of the purchase of the Vendors' Rights that:

       4.2.1 Organization of Jaws and The Purchaser - JAWS and the Purchaser are both corporations duly organized and existing under the laws of their jurisdiction of incorporation and the laws of those jurisdictions in which they are each required to be registered.

       4.2.2 Corporate Authority - JAWS and the Purchaser both have all the requisite power and authority to enter into this Agreement, to purchase and pay for and accept title to the Vendors's Rights on the terms described herein and to perform the Purchaser's and JAWS' other obligations under this Agreement and they have all necessary corporate power, authority and capacity to carry on business as it is now being conducted and to own, lease and operate properties and assets.

       4.2.3 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of this Agreement or instrument to which JAWS and the Purchaser is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to JAWS and the Purchaser or the constating documents or bylaws of JAWS or the Purchaser.

       4.2.4 Binding Obligation - This Agreement has been duly executed and delivered by JAWS and the Purchaser and constitutes a legal, valid and binding obligation of JAWS and the Purchaser enforceable in accordance with its terms.

       4.2.5 Consent - No consent, approval, permit, authorization, order of or filing with any court or governmental agency, or regulatory authority or body of Canada or the United States or any province of Canada or state of the United States is required by JAWS or the Purchaser for the execution and delivery of and the performance by JAWS and the Purchaser of obligations under this Agreement, except as may be required under applicable securities laws of such jurisdiction and by the applicable stock exchange by-laws, rules and regulations.

       4.2.6 Reporting Issuer - JAWS is, and will at the Closing Date be a reporting issuer for at least eight (8) months under the securities laws of the United States of America and is in material compliance with applicable stock exchange by-laws, rules and regulations and is not in default in any material respect of any provision of the Securities Act of 1933 or any regulation thereof and no material change relating to JAWS has occurred since the date of the JAWS' last Securities Act filing with respect to which the requisite material change report has not been filed under the applicable securities laws and no such disclosure has been made on a confidential basis.

       4.2.7 Trading Orders - No order ceasing or suspending trading in securities of the JAWS or prohibiting the sale of securities by JAWS has been issued and to the best of JAWS knowledge, no proceedings for this purpose have been instituted, are pending, contemplated or threatened.

       4.2.8 Dividends - There is not in the articles or by-laws of JAWS or the Purchaser any restriction upon or impediment to the declaration or payment of dividends by the directors of the Purchaser or the payment of dividends by the Purchaser to the holders of JAWS shares.

       4.2.9 JAWS Transfer Agent - US Stock Transfer has been duly appointed as the transfer agent and registrar for all of the outstanding JAWS Shares.

       4.2.10 JAC Transfer Agent - Montreal Trust Company of Canada has been duly appointed as the transfer agent and registrar for all of the outstanding JAC Shares.

       4.2.11 Securities Filings - The information and statements set forth in the documents and information filed by JAWS with the securities commissions or similar regulatory authorities in Canada and the United States, as they relate to JAWS, are, when taken as a whole, true, correct and complete in all material respects and do not contain any material misrepresentation, as of the date hereof.

       4.2.12 Fully Paid & Non-Assessable - The JAWS shares issuable pursuant to this Agreement, when issued, will be validly issued as fully paid and non-assessable common shares in the capital of JAWS.

       4.2.13 Resale Restrictions - Upon issue and following registration in accordance with the Registration Rights Agreement, the JAWS Shares issuable pursuant to this Agreement will not be subject to any "hold period" under the securities laws of Alberta, Ontario or the United States (other than "control person" restrictions), subject to compliance by the holder of such shares with the conditions of resale set forth in applicable securities legislation and to the terms and conditions contemplated in this Agreement.

       4.2.14 Broker's Fees - Neither JAWS nor the Purchaser have incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Vendors shall have any obligation or liability, except as provided for in section 10.6.

                                   ARTICLE 5.
                               VENDOR'S COVENANTS

Section 5.1   COVENANTS OF THE VENDORS

       The Vendors hereby separately covenant to and with the Purchaser and JAWS as follows:

       5.1.1 Tax Returns and Other Records - The Vendors shall cause the Corporation to deliver to the Purchaser any information, books, accounts, records, tax returns or other data and information relating to the Corporation on or as soon after the Closing Date as reasonably possible.

       5.1.2 Filing Tax Information - The Vendors shall cause the Corporation to complete and file on a timely basis all returns, forms and elections required to be filed by the Corporation in respect of its taxation year ending immediately before the Closing Date and shall cause the Corporation to pay any tax, interest or penalties payable in respect thereof and the expenses of the preparation and filing of same.

       5.1.3 Securities Law Compliance Regarding Purchaser's Securities Received - The Vendors acknowledges that the JAWS Shares acquired hereunder may be subject to resale restrictions under applicable securities legislation and policies and hereby agrees that the Vendors will comply with all relevant securities legislation and policies concerning any resale of such securities and will consult with the Vendors's own legal advisors with respect to complying with all applicable restrictions applying to any such resale. The Vendors agree that the Purchaser shall legend the JAWS Shares, unless subject to the Registration Right, as follows:

              "The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"). These securities may be offered, sold, pledged or otherwise transferred only (a) to the corporation, (b) outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act, (c) in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (d) in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has, prior to such sale, furnished to the corporation an opinion of counsel, of recognized standing, or other evidence of exemption, reasonably satisfactory to the corporation. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the Securities Act."

       5.1.4 Compliance for this Trade - If required by applicable securities legislation, policy or order of any securities commission, stock exchange or other regulatory authority, subject always to the conditions precedent contained in section 10.2 hereof, the Vendors will execute, deliver, file and otherwise assist the Purchaser in filing, such reports, undertakings and other documents with respect to this transaction.

       5.1.5 Compliance with Future Stock Exchange Requirements - Subject always to the conditions precedent contained in section 10.2 hereof, the Vendors agree that if the Vendors are required by any stock exchange or securities commission to give any undertakings, to file any personal information or to escrow all or any of the JAWS' Common Shares received hereunder in order for the Purchaser or any successor corporation to meet the requirements of such stock exchange or securities commission in connection with any offering or listing of shares of the Purchaser or successor corporation, the Vendors will give all such undertakings, file such personal information and/or enter into such escrow as shall be required for such purpose.


                                   ARTICLE 6.
                             NO MERGER AND SURVIVAL

Section 6.1   NON-MERGER

       The covenants, representations and warranties set forth in Articles 4. and 5. shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Vendors's Rights from the Vendors to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

Section 6.2   SURVIVAL

       The covenants, representations and warranties set forth in Articles 4. and 5. shall survive the closing of the purchase and sale of that Vendors's Rights and, notwithstanding such closing or any investigation made by or on behalf of the Vendors or the Purchaser, shall continue in full force and effect for the benefit of the other Party, provided, however, that:

       6.2.1 the covenants, representations and warranties of the Vendors, JAWS and the Purchaser, except those relating to the tax liability of the Corporation, shall terminate at the expiry of one year following the Closing Date;

       6.2.2 those covenants, representations and warranties of the Vendors, JAWS and the Purchaser relating to 6.2.2 the tax liability of the Corporations, shall, unless resulting from any negligent misrepresentations made or fraud committed in filing a return or supplying information for the purposes of any Regulations or any other legislation imposing tax on the Corporation terminate at the expiry of the last of the limitation periods contained in the applicable Regulations or any other legislation imposing tax on the Corporation subsequent to the expiry of which an assessment, reassessment, or other form of recognized document assessing liability for any year ended or deemed to have ended prior to the Closing Date cannot be issued to the Corporation; and

       6.2.3 there shall be no limit on the covenants, representations and warranties of the Vendors relating to tax liability of the Corporation based upon any negligent misrepresentations made or fraud committed in filing a return or in supplying information for the purposes of any Regulations or other legislation imposing tax on the Corporation.

                                   ARTICLE 7.
                                    INDEMNITY

Section 7.1   VENDORS'S INDEMNITY

       The Vendors shall indemnify and save JAWS, the Purchaser and the Corporation, harmless from and against any loss whatsoever arising out of, under or pursuant to:

       7.1.1 all claims, liabilities, contracts, undertakings and arrangements of the Corporation, including, without limiting the generality of the foregoing, any liabilities for federal, Provincial, sales, excise, income, corporate and any other taxes of the Corporation, existing at the Closing Date, and not disclosed in, provided for or included in the Corporation's Financial Statements save and except those liabilities;

              7.1.1.1    disclosed in this Agreement  or any Schedule hereto, or

              7.1.1.2 accruing or incurred in the ordinary course of business subsequent to the date of the Corporation's Financial Statements and up to the Closing Date; and

              7.1.1.3 any and all reassessments for income tax, sales tax, excise tax and any interest or penalty for any period ending on or before the Closing Date for which no adequate reserve has been provided in the Corporation's Financial Statements in respect of any matter arising prior to the Closing Date.

       7.1.2 any and all claims of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, indemnities, expenses, general damages, special damages, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, or under any statute, which might still arise.


                                   ARTICLE 8.
                               PRE-CLOSING MATTERS

Section 8.1   COVENANTS OF THE VENDORS

       During the period from the date hereof to the Closing Time:

       8.1.1 the Vendors shall use their best efforts to cause all of the conditions for the benefit of the Purchaser to be fulfilled at or before the Closing Time;

       8.1.2 the Vendors shall not submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Vendors of any interest in the Corporation or a disposition by the Corporation of the Corporation's Assets or any part thereof without the acknowledgement and consent of the Purchaser; and

       8.1.3 the Vendors shall not permit, cause or acquiesce in the issuance of any securities by the Corporation to any Person.

Section 8.2   Covenants of the Purchaser and Jaws

       During the period from the date hereof to the Closing Time, JAWS shall use their best efforts to cause all of the conditions for the benefit of the Vendors to be fulfilled at or before the Closing Time;

Section 8.3   Examination and Investigation by The Purchaser And Jaws

       The Vendors shall permit or cause the Corporation to permit employees, advisors and representatives of the Purchaser full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Vendors' or the Corporation's possession or control which relate to the acquisition, exploration, development, construction, operation, maintenance, or ownership of any of the Corporation's Assets or the conduct of its business or with respect to the incorporation, organization, operations, or financial position of the Corporation or the acquisition or ownership of the shares of the Corporation for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. The Vendors shall use their best efforts to make available, or cause the Corporation to make available, to the Purchaser any pertinent information that is possessed by another Person or which is relevant to the operation, maintenance, and ownership of the Corporation's Assets or the conduct of its business. The Purchaser and its employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. The Vendors shall not require the return or destruction of any information prior to the Closing Time.

Section 8.4   Examination and Investigation by the Vendors

       JAWS shall permit employees and advisors and representatives of the Vendors full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Purchaser's or JAWS' possession or control which relate to the acquisition or ownership of any of the Purchaser's Assets or JAWS Shares or the conduct of their business or with respect to the incorporation, organization, operations, or financial position of the Purchaser or JAWS or the acquisition or ownership of JAWS Shares for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. JAWS shall use their best efforts to make available to the Vendors any pertinent information that is possessed by another Person or which is relevant to acquisition and ownership of the Purchaser's Assets or JAWS Shares or the conduct of their business. The Vendors and their employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary, JAWS shall not require the return or destruction of any information prior to the Closing Time.

Section 8.5   Corporation's Financial Statements

       To the extent not previously delivered, the Vendors shall cause the Corporation as soon as practical, to deliver the Corporation's Financial Statements to the Purchaser.

Section 8.6   Jaws' Financial Statements

       To the extent not previously delivered, the Purchaser shall deliver JAWS Financial Statements to the Vendors.

                                   ARTICLE 9.
                      NON-DISCLOSURE AND USE OF INFORMATION

Section 9.1   Use of Corporation's Information

       Notwithstanding the obligations of the Vendors to provide information to the Purchaser pursuant to Article 8 hereof:

       9.1.1 the Vendors and the Corporations shall not be under any obligation to give such access or furnish such information if to do so would cause the Corporation to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Corporation of their best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

       9.1.2 any information provided to the Purchaser or any employee, advisor and representative of the Purchaser hereunder which is not publicly disclosed, is confidential or is proprietary in nature (the "Corporation's Information") shall be kept confidential and shall not, without the prior written consent of the Corporation, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Purchaser or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Corporation or any of the Corporation's Assets in another transaction for a period of one year following the termination of this Agreement. The Corporation's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Corporation's Information and agree to act in accordance herewith;

       9.1.3  the  term  the   Corporation's   Information   shall  not  include
              information which:

              9.1.3.1       is or  becomes  generally  available  to the  public
                            other than as a result of a disclosure by the Purchaser or any other recipient of the Corporation's Information hereunder, or

              9.1.3.2 is or becomes available to the Purchaser or any other recipient of the Corporation's Information hereunder on a non-confidential basis from a source other than the Corporation which is not prohibited from disclosing such Corporation's Information to the Purchaser by a legal, contractual or fiduciary obligation to the Corporation; and

       9.1.4 in the event that the Purchaser or any other recipient of the Corporation's Information hereunder becomes legally obliged to disclose any of the Corporation's Information, the

              Purchaser shall provide the Corporation with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that the Corporation's Information is required to be disclosed) so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Corporation waives compliance with this Subsection, the Purchaser or any other receipt of the Corporation's Information hereunder shall furnish only that portion of the Corporation's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Corporation's Information.

Section 9.2 Use of Purchaser's Information

       Notwithstanding the obligations of JAWS to provide information to the Vendors pursuant to Article 8 hereof:

       9.2.1 JAWS shall not be under any obligation to give such access or furnish such information if to do so would cause JAWS to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Vendors following exercise by JAWS of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Vendors;

       9.2.2 any information provided to the Vendors or the Corporation or any employee, advisor and representative of the Vendors or the
              Corporation hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Purchaser's Information") shall be kept confidential and shall not, without the prior written consent of the Purchaser, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Vendors or the Corporation or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Purchaser or any of the Purchaser's Assets in another transaction for a period of one year following the termination of this Agreement. The Purchaser's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Purchaser's Information and agree to act in accordance herewith;

       9.2.3 the term the Purchaser's Information shall not include information which:

              9.2.3.1 is or becomes generally available to the public other than as a result of a disclosure by the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder, or

              9.2.3.2       is or  becomes  available  to  the  Vendors  or  the
                            Corporations or any other recipient of the Purchaser's Information hereunder on a non-confidential basis from a source other than the Purchaser which is not prohibited from disclosing such Purchaser's Information to the Vendors or the Corporation by a legal, contractual or fiduciary obligation to the Purchaser; and

       9.2.4 in the event that the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder becomes legally obliged to disclose any of the Purchaser's Information, the Vendors or the Corporation shall provide the Purchaser with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that the Purchaser's Information is required to be disclosed) so that the Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with this Subsection, the Vendors, the Corporation or any other recipient of the Purchaser's Information hereunder shall furnish only that portion of the Purchaser's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Purchaser's Information.

Section 9.3 Press Releases

       All press releases or other similar public written communications of any sort by JAWS, the Vendors or the Corporation relating to this transaction and this Agreement and the method of release for publication thereof, will be subject to the approval of the Purchaser and the Vendors. The Purchaser and the Vendors will deal expeditiously with a request for approval of such a written communication. The Vendors and the Purchaser will cooperate in relation to other public communications with respect to their respective businesses or this transaction with a view to achieving consistency in the content of such communication and ensuring that such communications are consistent with this Agreement.


                                   ARTICLE 10.
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT

Section 10.1     Purchaser's Conditions

       The obligation of the Purchaser to complete the purchase of the Vendors's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be unilaterally waived by the Purchaser in whole or in part):

       10.1.1 Truth and Accuracy of Representations - All of the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time except to the extent affected by the transactions contemplated by this Agreement.

       10.1.2 Satisfactory Due Diligence - All requests for information about the Vendors and the Corporations shall have been responded to by the Vendors and the Corporation to the satisfaction of the Purchaser in its sole discretion and the Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

       10.1.3 Compliance with Agreement - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors at or before the Closing Time shall have been complied with or performed.

       10.1.4 Receipt of Closing Documentation - The Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

       10.1.5 Approvals - All approvals relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant regulatory bodies;

       10.1.6 Discharges - All liens, charges, encumbrances, security interests and other claims, whatsoever, registered or made by any Person on or against the Vendors's Rights shall have been discharged or provision therefor, satisfactory to the Purchaser shall have been made at or before the Closing Time.

       10.1.7 Legal Formalities - All actions and proceedings and all instruments and documents required to implement this Agreement or any other agreements incidental thereto, and all other legal matters relating to the purchase of the Vendors's Rights by the Purchaser shall have been approved as to form and legality by counsel for the Purchaser.

       10.1.8 Condition of Corporation's Financial Statements - The Purchaser shall have received the Corporation's Financial Statements in accordance with Section 8.5 and shall be satisfied with the financial condition of the Corporation based on the contents of the Corporation's Financial Statements.

       10.1.9 No Restrictions - No action or proceeding, judicial (at law or in equity) or extra-judicial, shall be pending or threatened by any Person to enjoin, restrict or prohibit:

                10.1.9.1 the purchase and sale of the Vendors's Rights contemplated hereby or the subsequent use, benefit and enjoyment thereof; or

                10.1.9.2 the right of the Corporation or the Purchaser from and after the Closing Time to conduct, expand and develop the business of the Corporation.

       10.1.10 Opinion of Counsel to Vendors - The Vendors shall have delivered to the Purchaser and Purchaser's counsel a favourable opinion of counsel to the Vendors as to:

                10.1.10.1 the legal status, power and authority of the Vendors to execute and perform the terms of this Agreement and any other agreement, document or instrument required to be delivered by the Vendors hereunder;

                10.1.10.2 the valid, binding and enforceable nature of all such agreements, documents and instruments;

                10.1.10.3 any other matters which, in the opinion of counsel for the Purchaser, acting reasonably, are material in connection with the transactions herein contemplated; and

                Provided that counsel for the Vendors, in rendering the opinions required in this Section, may rely as to any factual matters on a certificate or certificates provided to them by the Vendors, which certificate or certificates shall be attached to such opinions and as to the laws of any jurisdiction other than the Province of Ontario, may rely on opinions addressed to them from other counsel satisfactory to counsel for the Vendors, and which opinions from other counsel shall also be addressed to the Purchaser and to counsel for the Purchaser.

       10.1.11 No Change of Laws - After the date hereof and prior to the Closing Time, there shall have been no change in the laws in force in any jurisdiction in which any of the Corporation's business is carried on, or any of the Corporation's Assets are located including, without limitation, amendment to or repeal of existing statutes, regulations, rules or policies and enactment or implementation of new statutes, regulations, rules or policies, nor the occurrence of any general or specific event which, in the opinion of the Purchaser, could materially adversely affect the Corporation's Assets, the conduct of its business, or the transactions contemplated herein or the ability of the Corporation to conduct, expand or develop its business or to own or operate the Corporation's Assets after the Closing Time, and no such change shall have been proposed.

       10.1.12 Concurrent Closings - All of the conditions precedent to the obligations of the Purchaser to complete the transactions herein contemplated or contemplated in the other agreements contemplated or required hereby and Schedules hereto shall have been fulfilled or satisfactorily performed in accordance therewith including, without limitation, the delivery of all documents required to be delivered thereunder.

       10.1.13 No Change in Operations - Except as agreed to in writing by the Purchaser, the Corporation shall not and the Vendors shall take such steps as may be necessary to cause the Corporation not to:

                10.1.13.1 acquire or agree to  acquire any  assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof;

                10.1.13.2 agree to sell, lease or otherwise dispose  of or grant any option with respect to any of its assets;

                10.1.13.3 guarantee  the   payment  of   indebtedness  or  incur
                          indebtedness for money borrowed or issue any debt securities; or

                10.1.13.4 grant  any director,  any officer  or any employee who has a policy making function or who manages a principal business unit, any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment agreement with any such director, officer or employee, or hire or promote any Person, except in the ordinary course of business.

       10.1.14 No Damage - No destruction, material damage, appropriation, expropriation or seizure of any of the Corporation's Assets or Vendors's Rights or of all the Corporation's Assets shall have occurred.

       10.1.15 Statutory Restrictions - There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Closing Time under any applicable statute or regulation to which the transactions contemplated hereby would be subject, by the Closing of the transactions contemplated hereby.

Section 10.2    Vendors' Conditions

       The obligation of each Vendors to complete the sale of the Vendors's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of each Vendors and may be unilaterally waived by each Vendors in whole or in part):

       10.2.1 Truth and Accuracy of Representations - All of the representations and warranties of JAWS and the Purchaser set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time.

       10.2.2 Performance of Obligations - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by JAWS and the Purchaser at or before the Closing Time shall have been complied with or performed.

       10.2.3 Employment Agreements - JAWS shall have delivered to each of the Vendors, a satisfactory employment agreement and/or consulting services agreement.

       10.2.4 Registration Rights Agreement - JAWS and the Vendors shall have entered into the Registration Rights Agreement.

Section 1.3     Rights of The Purchaser

       If any of the conditions for the exclusive benefit of the Purchaser as set forth in Section 10.1 shall not have been fulfilled at or prior to the Closing Time, the Purchaser shall be entitled, by notice to the Vendors prior to the time of completion of the Closing:

       10.3.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

       10.3.2   to proceed with the Closing as contemplated by Article 11.

If no such notice is given prior to the completion of the Closing, the Purchaser shall be deemed to have elected to proceed with the Closing as contemplated by
Article 11.

Section 10.4    Rights of the Vendors

       If any of the conditions for the exclusive benefit of the Vendors set forth in Section 10.2 shall not have been fulfilled at or prior to the Closing Time, the Vendors shall be entitled, by notice to the Purchaser and JAWS prior to the time of completion of the Closing:

       10.4.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

       10.4.2   to proceed with the Closing as contemplated by Article 11.

If no such notice is given prior to the completion of the Closing, the Vendors shall be deemed to have elected to proceed with the Closing as contemplated by
Article 11.

Section 10.5    Break-Up Fee

       JAWS agrees to pay GNS, as liquidated damages, a breakup fee of $100,000 CDN and legal fees to a maximum of $30,000, plus disbursements and taxes, if, after:

       10.5.1 the completion of JAWS and the Purchasers due diligence review of GNS to the satisfaction of JAWS;

       10.5.2 the completion of a satisfactory audit of GNS, by Ernst & Young LLP, to the satisfaction of JAWS; and

       10.5.3   all conditions to closing can be fulfilled

JAWS and the Purchaser fail to close the purchase of the Vendors Rights in accordance with this Agreement.

Section 10.6    Closing Costs

       JAWS agrees to pay the reasonable legal expenses of GNS payable to Gowling Lafleur Henderson, to a maximum of $30,000 CDN, plus disbursements and taxes and the reasonable financial consultant costs of GNS payable to Deloitte and Touche, to a maximum of $120,000, plus disbursements and taxes, on the Closing Date.

Section 10.7    Rights of Termination

       If this  Agreement  has been  terminated  pursuant  to Section  10.3.1 or
Section 10.4.1 hereof, all Parties to this Agreement shall be released from all their obligations under this Agreement.

                                   ARTICLE 11.
                                     CLOSING

Section 11.1  Place of Closing and Closing Time

       The Closing shall take place at the Closing Time via facsimile, or at such other place as may be agreed upon by the Vendors and the Purchaser; Provided, However, if the Parties are diligently pursuing completion of the conditions precedent to Closing, the Parties hereby agree that the Time for Closing shall be extended for such reasonable period as shall be necessary to complete such matters.

Section 11.2  Deliveries by Vendors

       At the Closing Time and at the place of the Closing, each Vendors shall deliver to the Purchaser:

       11.2.1 certificates or other instruments representing or evidencing the Vendors's Rights duly endorsed for transfer or assignment to the Purchaser;

       11.2.2 a certified copy of a resolution of the directors of the Corporation consenting to the transfer of the Vendors's Rights and authorizing the registration of such transfer on the appropriate registers of the Corporation;

       11.2.3 one or more certificates or other instruments representing or evidencing the Vendors's Rights, registered in the name of the Purchaser duly signed by the proper officers of the Corporation and evidence satisfactory to the Purchaser that it is registered as the holder thereof on the appropriate registers of the Corporation;

       11.2.4 at the Closing Time the resignations, or proof of termination, of all of the directors, officers and employees of the Corporation effective immediately upon the delivery thereof, together with a complete release and discharge by such directors and officers of any and all claims against the Corporation which may have arisen prior to the Closing Time;

       11.2.5 executed   Offers  of  Employment   from  JAWS  to  each  of  Mike
              Pluscauskas and Tyson Macaulay

       11.2.6 a certificate signed by each Vendors to the effect that the representations and warranties of the Vendors herein contained are true and correct as at the Closing Time;

       11.2.7 the   opinion   of  counsel  to  the   Vendors   referred   to  in
              Section 10.1.10;

       11.2.8 deliver to the Purchaser such other documents as the Purchaser may reasonably request.

Section 11.3  Deliveries Of The Purchaser And Jaws At Closing

       At the Closing Time and at the Place of Closing, the Purchaser and JAWS shall deliver to each of the Vendors:

       11.3.1 one or more certificates or other instruments (or an undertaking to provide one or more certificates or other instruments) representing or evidencing the Purchase
              Consideration herein payable to each of the Vendors, in accordance with section 3.1 and subject to section 3.2;

       11.3.2 an executed Voting and Exchange Trust Agreement;

       11.3.3 an executed Support Agreement;

       11.3.4 certified resolutions of the Purchaser and JAWS authorizing the transactions contemplated hereby;

       11.3.5 a certificate signed by an officer of the Purchaser and JAWS to the effect that the representations and warranties of JAWS, herein contained are true and correct as at the Closing Time; and

       11.3.6 such other documents as the Vendors may reasonably request.

Section 11.4  Closing Escrow

       All payments or documents delivered by any Person at the Closing Time shall be deemed not to have been delivered until each of the Vendors, the Purchaser and JAWS has declared that it is satisfied with the form and substance of the payments or documents to be delivered to such Person and all conditions to the delivery or release of any payments or documents to be delivered at the Closing Time by Parties other than the Vendors or the Purchaser shall have been satisfied.


                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.1  Governing Law and Attornment

       This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Ontario. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Ontario and all courts of appeal therefrom.

Section 12.2  Time of the Essence

       Time shall in all respects be of the essence of this Agreement.

Section 12.3  Notices

       The address for notices of each of the Parties shall be as follows:

               Jaws Technologies, Inc.
               Jaws Acquisition Canada Corp.
               630 - 8th Avenue S.W.,
               Calgary, Alberta

               Attention:  Riaz Mamdani

               Facsimile No.: (403) 209-6125
               Telephone No.: (403) 508-5055

               Michael Pluscauskas And Tyson Macaulay
               c/o General Network Services - GNS Inc.
               Suite 1203, 275 Slater Street
               Ottawa, Ontario
               K1P 5H9
               Facsimile No.: (613) 230-9789
               Telephone No.: (613) 230-3980

       Each of the Parties may from time to time change their address for service herein by giving written notice to the other Party. Any notice, required or contemplated hereunder, may be served by personal service upon an officer or director of a Party or by telecopy, facsimile transmission or mailing the same, except during periods of actual or anticipated postal disruptions, by prepaid registered post in a properly addressed envelope addressed to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by service upon an officer or director of a Party shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by telecopy or facsimile transmission shall be deemed to be given to and received by the addressee on the next Business Day after the sending thereof.

Section 12.4  Prior Agreements

       This Agreement shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Vendors's Rights and may be amended only by written instrument signed by all Parties.

Section 12.5  Further Assurances

       Each Party hereto shall, from time to time, and at all times hereafter at the request of any other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further instruments, notices, releases, and documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

       This instrument states the entire agreement between the Parties.

Section 12.6  Enurement

       This Agreement shall be binding upon and shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

Section 12.7  Counterparts

       This Agreement and any certificate or other writing delivered in connection herewith may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instruments. The execution of this Agreement or any other writing by any party hereto or thereto will not become effective until counterparts hereto or thereto, as the case may be, have been executed by all the parties hereto or thereto.

Section 12.8  Transmission by Facsimile

       Delivery of this Agreement by facsimile transmission shall constitute effective delivery.




       IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.


JAWS ACQUISITION CANADA CORP.



Per: /s/ Riaz Mamdani
     -----------------------------
     Riaz Mamdani, President


JAWS TECHNOLOGIES, INC.



Per: /s/ Riaz Mamdani                         Per:
     -----------------------------                 -----------------------------
     Riaz Mamdani, CFO


/s/ Michael Pluscauskas                   /s/ G.M. Power
----------------------------------        --------------------------------------
MICHAEL PLUSCAUSKAS                       Witness


/s/ Tyson Macaulay                        /s/ G.M. Power
----------------------------------        --------------------------------------
TYSON MACAULAY                            Witness

               SCHEDULE "A" TO THAT SHARE PURCHASE AGREEMENT DATED THE 15TH, DAY OF AUGUST, 2000, BETWEEN MICHAEL PLUSCAUSKAS, TYSON MACAULAY, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.



                              Corporation's Assets

               See Financials dated July 21, 2000.

               SCHEDULE "B" TO THAT SHARE PURCHASE AGREEMENT DATED THE 15TH, DAY OF AUGUST, 2000, BETWEEN MICHAEL PLUSCAUSKAS, TYSON MACAULAY, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.


                       Corporation's Financial Statements

               Financial Statements


               General Network Services Inc.
               As at June 30, 2000 [unaudited], September 30, 1999 and 1998 and for the years ended September 30, 1999, 1998 and nine month periods ended June 30, 2000 and 1999 [unaudited].

                                AUDITORS' REPORT

To the Directors of
General Network Services Inc.

We have audited the balance sheets of General Network Services Inc. as at September 30, 1999 and September 30, 1998 and the statements of income (loss) and comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 1999 and September 30, 1998 and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP
Ottawa, Canada,
July 21, 2000                                              Chartered Accountants



General Network Services Inc.
Incorporated under the laws of Canada
                                                  BALANCE SHEETS
                                                [Canadian dollars]


                                                                  June 30,        September 30,      September 30,
                                                                    2000               1999              1998
                                                                     $                  $                  $
------------------------------------------------------------------------------------------------------------------
                                                                 [unaudited]
ASSETS
Current
Cash and cash equivalents                                            21,421             32,889             19,069
Accounts receivable [note 8]                                         37,065            120,466            106,711
Investments tax credits receivable                                  115,864            115,864             70,854
Prepaids and other                                                    7,171              7,179                 --
------------------------------------------------------------------------------------------------------------------
Total current assets                                                181,521            276,398            196,634
Fixed assets [note 3]                                                77,080             57,238             47,171
------------------------------------------------------------------------------------------------------------------
                                                                    258,601            333,636            243,805
------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities                            102,993             88,916             50,457
Bonus payable                                                            --             75,000             75,000
Deferred revenue                                                         --             12,500              7,650
Deferred income taxes                                                 9,900              9,900              9,900
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                           112,893            186,316            143,007
------------------------------------------------------------------------------------------------------------------

Commitments [note 5]

Stockholders' equity
Capital stock
      Common shares, voting, unlimited authorized,
       100 issued and outstanding                                       100                100                100
      Class A and B preferred shares, non-voting
       unlimited authorized, Nil issued
Retained earnings                                                   145,608            147,220            100,698
------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                          145,708            147,320            100,798
------------------------------------------------------------------------------------------------------------------
                                                                    258,601            333,636            243,805
------------------------------------------------------------------------------------------------------------------
See accompanying notes


On behalf of the board:
                                            Director                                    Director


General Network Services Inc.

                                   STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE
                                                   INCOME (LOSS)
                                                [Canadian dollars]


                                                    Nine month periods                        Years ended
                                                       ended June 30,                        September 30,
                                                   -----------------------               ------------------------
                                                   2000               1999               1999               1998
                                                     $                  $                 $                  $
------------------------------------------------------------------------------------------------------------------
                                                 [unaudited]        [unaudited]

Service revenue                                    653,803            419,172           640,668            531,606
Cost of services                                   341,889            161,753           223,542            126,895
------------------------------------------------------------------------------------------------------------------
Gross margin                                       311,914            257,419           417,126            404,711
------------------------------------------------------------------------------------------------------------------

EXPENSES
General and administration                         131,816            105,345           203,890            142,239
Sales and marketing                                 61,684             49,129            66,095             45,646
Research and development,
 net of subsidies [note 4]                          87,160             61,868            67,629             68,693
Depreciation                                        31,202             12,825            18,877             10,419
Interest and other                                   1,664              1,098             1,413                554
------------------------------------------------------------------------------------------------------------------
                                                   313,526            230,265           357,904            267,551
------------------------------------------------------------------------------------------------------------------
Net income (loss) before taxes                      (1,612)            27,154            59,222            137,160

Income tax provision:  [note 4]
Current                                                 --                 --            12,700              6,281
Deferred                                                --                 --                --              9,900
------------------------------------------------------------------------------------------------------------------
                                                                                         12,700             16,181
------------------------------------------------------------------------------------------------------------------
Net income (loss) and
 comprehensive income (loss)                        (1,612)            27,154            46,522            120,979
------------------------------------------------------------------------------------------------------------------

See accompanying notes


General Network Services Inc.
                                         STATEMENT OF STOCKHOLDERS' EQUITY
                                                [Canadian dollars]

                                                                                      Retained
                                                  Common                              Earnings
                                                  Shares             Amount           (deficit)            Total
                                                    #                  $                  $                  $
-------------------------------------------------------------------------------------------------------------------

Balances, September 30, 1997                       100                100               (20,281)           (20,181)

Net income                                          --                 --               120,979            120,979
-------------------------------------------------------------------------------------------------------------------
Balances, September 30, 1998                       100                100               100,698            100,798

Net income                                          --                 --                46,522             46,522
-------------------------------------------------------------------------------------------------------------------
Balances, September 30, 1999                       100                100               147,220            147,320

Net loss (unaudited)                                --                 --                (1,612)            (1,612)
-------------------------------------------------------------------------------------------------------------------
Balances, June 30, 2000 (unaudited)                100                100               145,608            145,708
-------------------------------------------------------------------------------------------------------------------


General Network Services Inc.
                                             STATEMENTS OF CASH FLOWS
                                                [Canadian dollars]


                                                            Nine month periods                       Years ended
                                                              ended June 30,                        September 30,
                                                         -----------------------               ------------------------
                                                         2000               1999               1999                1998
                                                           $                  $                 $                   $
-----------------------------------------------------------------------------------------------------------------------
                                                      [unaudited]        [unaudited]
OPERATING ACTIVITIES
Net income (loss)                                      (1,612)             27,154            46,522             125,979
Add non-cash items
    Depreciation                                       31,202              12,825            18,877              10,419
    Deferred income taxes                                  --                  --                --               9,900
-----------------------------------------------------------------------------------------------------------------------
                                                       29,590              39,979            65,399             146,298
Net change in non-cash
 working capital balances
 related to operations
   Decrease (increase) in accounts receivable          83,401              54,763           (13,755)           (102,321)
   Decrease (increase) in investment tax
    credit receivable                                      --             (40,000)          (45,010)            (70,854)
   Decrease (increase) in prepaids and other                8              (9,287)           (7,179)                 --
   Increase (decrease) in accounts payable
    and accrued liabilities                            14,077               2,211            38,459              19,098
   Increase (decrease) in bonus payable               (75,000)                 --                --              10,000
   Increase (decrease) in deferred revenue(12,500)     12,350               4,850            (7,350)
-----------------------------------------------------------------------------------------------------------------------
Cash provided by (used in)
 operating activities                                  39,576              60,016            47,764              (5,129)
-----------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to fixed assets                             (51,044)            (24,189)          (28,944)            (43,998)
-----------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                     (51,044)            (24,189)          (32,832)            (40,110)
-----------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash
 and cash equivalents                                 (11,468)             35,827            13,820             (49,127)
Cash and cash equivalents,
 beginning of period                                   32,889              19,069            19,069              68,196
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents,
 end of period                                        21,421               54,896            32,889              19,069
-----------------------------------------------------------------------------------------------------------------------

See accompanying notes

General Network Services Inc.


                          NOTES TO FINANCIAL STATEMENTS


Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited


1.  GENERAL

The Company was incorporated under the Canada Business Corporation Act on February 12, 1996.

The Company provides Public Key Infrastructure [PKI] services and solutions development to meet e-business strategies and reduce network vulnerabilities.

2.  SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates

The financial statements have been prepared by management in accordance with consistently applied accounting principles generally accepted in the United States. Since a precise determination of many assets and liabilities is dependent upon future events, the preparation of the financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have been prepared within reasonable limits of materiality and within the framework of the accounting policies below.


Revenue  recognition

Revenue from services is recognized when the services are rendered. Deferred revenue represents amounts billed under terms of contracts in advance of work performed.

Fixed assets

Fixed assets are initially recorded at cost and depreciated on the basis and at the rates set out below. It is expected that these procedures will charge operations with the total cost of the assets less estimated salvage value over the useful life of the asset. One half of the normal annual depreciation is taken in the year of acquisition.

Assets                         Basis                        Rate

Computer equipment             Declining Balance            30%
Computer software              Declining Balance            100%
Furniture and fixtures         Declining Balance            20%

General Network Services Inc.


                          NOTES TO FINANCIAL STATEMENTS


Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited



Research and development

Research and development costs are expensed as incurred. Government subsidies relating to research and development costs are netted against the related research and development expenses.

Income tax

The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the
Company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Future income taxes are recorded at the income tax rates that are expected to apply when the future tax liability is settled or the future tax asset is realized. When necessary, valuation allowances are established to reduce future income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in future income tax assets and liabilities.

Fair value of financial instruments

The carrying values of the Company's financial instruments including cash and cash equivalents, accounts receivable, investment tax credits receivable, accounts payable and accrued liabilities and bonus payable approximate their fair value.

Advertising costs

The costs of advertising are expensed as incurred as no direct-response advertising has been incurred. Advertising expense incurred during each of the years in the two year period ended September 30, 1999 and the nine month periods ended June 30, 2000 and 1999 amounted to $12,822, $4,127, $16,387 and $10,515, respectively.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. All cash and cash equivalents for all periods were held with one financial institution.

On June 19, 2000, the Company entered into a $120,000 demand credit facility with interest at prime plus 1 1/4%. As at June 30, 2000 no amount had been utilized under this facility.

General Network Services Inc.


                          NOTES TO FINANCIAL STATEMENTS


Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited



3.  FIXED ASSETS


                                                     June 30,                  September 30,              September 30,
                                                       2000                        1999                       1998
                                             ------------------------    -----------------------    --------------------------
                                                        Accumulated                Accumulated                 Accumulated
                                             Cost       Depreciation     Cost      Depreciation     Cost       Depreciation
                                               $             $             $             $            $             $
------------------------------------------------------------------------------------------------------------------------------
                                            [unaudited]   [unaudited]
Computer equipment                          44,492       18,785         39,500       12,046         20,891       4,268
Computer software                           61,660       31,742         15,608       11,064          6,519       5,633
Furniture and fixtures                      35,898       14,443         35,898       10,658         34,652       4,990
------------------------------------------------------------------------------------------------------------------------------
                                            142,050      64,970         91,006       33,768         62,062       14,891
Less: accumulated depreciation               64,970                     33,768                      14,891
------------------------------------------------------------------------------------------------------------------------------
Net book value                               77,080                     57,238                      47,171
------------------------------------------------------------------------------------------------------------------------------

4.  INCOME TAXES

Income tax expense varies from the amount that would be computed by applying the basic federal and provincial tax rates to earnings before income taxes, as follows:


                                                June 30,           June 30,        September 30,      September 30,
                                                  2000               1999              1999               1998
                                                   $                  $                 $                  $
-------------------------------------------------------------------------------------------------------------------
                                               [unaudited]        [unaudited]
Expected Canadian tax rate                         44.6%              44.6%             44.6%              44.6%
Expected tax provision                             (719)             12,111            20,749             53,957
Increase (decrease) resulting from:
    Losses not recognized                           719                  --                --                 --
    Provincial tax incentive                         --              (5,821)           (4,605)           (16,566)
    Other                                            --              (1,945)            4,000                 --
Small business deduction                             --              (4,345)           (7,444)           (21,209)
-------------------------------------------------------------------------------------------------------------------
                                                     --                  --            12,700             16,181
-------------------------------------------------------------------------------------------------------------------

General Network Services Inc.

                          NOTES TO FINANCIAL STATEMENTS

Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited


Deferred income taxes result principally from the net effects of temporary differences between the carrying amounts and the income tax amounts of the Company's assets and liabilities.
Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                  June 30,        September 30,      September 30,
                                                                    2000               1999              1998
                                                                     $                  $                  $
------------------------------------------------------------------------------------------------------------------
Deferred tax assets                                                   --                 --                 --
Deferred tax liabilities
 Investment tax credits                                            9,900              9,900              9,900
------------------------------------------------------------------------------------------------------------------
Total deferred tax liability and net tax liability                 9,900              9,900              9,900
------------------------------------------------------------------------------------------------------------------

Research and development expenses have been reduced by federal and provincial investment tax credits totaling $69,147 and $64,588 for the years ended September 30, 1999 and 1998, respectively, and nil and $40,000 for the nine months ended June 30, 2000 and 1999, respectively.

5.  COMMITMENTS

Operating leases

Minimum lease payments for premises and equipment rental over the next three years from June 30, 2000 are as follows:

                                                                         $

-------------------------------------------------------------------------------
2001                                                                     89,400
2002                                                                     29,100
2003                                                                      1,000
-------------------------------------------------------------------------------
                                                                         119,500
-------------------------------------------------------------------------------


Rent expense in the years ended September 30, 1998 and 1999 and the nine month periods ended June 30, 1999 and 2000 amounted to $42,117, $53,886, $42,466 and
$45,666, respectively.

6.  RELATED PARTY TRANSACTIONS

The Company provided services to a company owned by a shareholder totaling $23,631 in the year ended September 30, 1999. The Company received services from a company under common

General Network Services Inc.


                          NOTES TO FINANCIAL STATEMENTS


Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited control totaling $10,700 in the nine month period ended June 30, 2000. The amounts have been recorded at their exchange amounts.

General Network Services Inc.

                          NOTES TO FINANCIAL STATEMENTS

Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited


7.  SEGMENTED INFORMATION

The Company operates in one business segment - PKI services and solutions development. This segment engages in business activities from which it earns license, support and services revenue and incurs expenses.

All of the Company's assets are located in Canada. Revenues attributable to each geographic region are determined based on the location of the customer. Geographic sales by region are as follows:

                             June 30,                        September 30,
                    --------------------------        -------------------------
                       2000             1999             1999           1998
                         $               $                 $              $
--------------------------------------------------------------------------------
                    [unaudited]      [unaudited]

Canada               634,573           405,332           614,478        531,606
Other                 19,230            13,840            43,180            ---
--------------------------------------------------------------------------------
Total                653,803           419,172           640,668        531,606
--------------------------------------------------------------------------------

The Company sells primarily to Canadian Federal Government departments. Sales to these customers accounted for 84.3% and 90% of the Company's total sales for the years ended September 30, 1998 and 1999, respectively, and 82.4% and 92% of the Company's sales for the periods ended June 30, 1999 and 2000, respectively.

8.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company provides credit, in the normal course of business, to its customers which to date have been primarily Canadian Federal Government departments. As of June 30, 2000, September 30, 1999 and September 30, 1998, accounts receivable with government departments as a percentage of total accounts receivable were concentrated as follows: 81%, 62.4% and 100% respectively.

General Network Services Inc.


                          NOTES TO FINANCIAL STATEMENTS


Information as at June 30, 2000 and for the nine month periods ended June 30, 2000 and 1999 is unaudited


9.  NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, FASB issued SFAS No. 133 "Accounting for Derivatives and Hedging Activities," which will be effective for fiscal years beginning after June 15, 2000. The Company does not acquire derivatives or engage in hedging activities.

In December 1999, the Securities and Exchange Commission [SEC] issued Staff Accounting Bulletin [SAB] No. 101, Revenue Recognition in Financial Statements, which was amended in March 2000 by SAB 101A. The SAB summarizes certain of the SEC staff views in applying generally accepted accounting principles to revenue recognition in financial statements. This SAB is effective beginning the Company's first quarter of fiscal 2001. The Company does not expect the adoption of this SAB to have a material impact on its results of operations or financial position, however, the Company has not completed the analysis at this time.

               SCHEDULE "C" TO THAT SHARE PURCHASE AGREEMENT DATED THE 15TH, DAY OF AUGUST, 2000, BETWEEN MICHAEL PLUSCAUSKAS, TYSON MACAULAY, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.




                      Permitted Encumbrances & Liabilities.

               None.

               SCHEDULE "D" TO THAT SHARE PURCHASE AGREEMENT DATED THE 15TH, DAY OF AUGUST, 2000, BETWEEN MICHAEL PLUSCAUSKAS, TYSON MACAULAY, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.


                          Exchangeable Share Provisions

                            SCHEDULE OF SHARE CAPITAL


                                A. SHARE CAPITAL

                  PROVISIONS ATTACHING TO THE COMMON SHARES

       The common shares ("Common Shares") in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

       Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, holders of Common Shares have a right to receive dividends when declared by the Board of Directors out of property of the Corporation legally available therefor.

Liquidation

       Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

Voting

       The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and shall be entitled to one vote for each Common Share held.

               PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES


       The exchangeable shares (the "Exchangeable Shares") in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1    For  the  purposes  of  these  rights,   privileges,   restrictions   and
conditions:

       "Act"  means  the  Business  Corporations  Act  (Alberta),   as  amended,
       consolidated or reenacted from time to time.

       "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Jaws US Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than Jaws US and its Subsidiaries) multiplied by

       (ii) the number of votes to which a holder of one share of Jaws US Common Stock is entitled with respect to such matter, proposition or question.

       "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares Pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation, (b) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (c) below, or (c) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the Jaws US Common Stock.

       "Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

       "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Delaware and Alberta.

       "Common   Shares"   means  the  common  shares  in  the  capital  of  the
       Corporation.

       "Corporation"   means  JAWS  Acquisition   Canada  Corp.,  a  corporation
       organized  and  existing   under  the  Act  and  includes  any  successor
       corporation.

       "Current Market Price" means, in respect of a share of Jaws US Common Stock on any date, the average of the closing sale price per share (computed and rounded to the third decimal point) of shares of Jaws US Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the Nasdaq National Board (the "NASDAQ"), or, if Jaws US Common Stock is not then traded on the NASDAQ, on such other U.S. stock exchange or automated quotation system on which the Jaws US Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of Jaws US Common Stock during such period does not create a market which reflects the fair market value of a share of Jaws US Common Stock, then the Current Market Price of a share of Jaws US Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

       "Effective Date" means the date on which a registration statement or amendment or supplement thereto filed from time to time by Jaws US pursuant to the Securities Act to register the Jaws US Common Stock from time to time issuable upon the exchange of the Exchangeable Shares is declared effective;

       "Exchange Put Date" has the meaning provided in Section 8.2.

       "Exchange Put Right" has the meaning provided in Section 8.1.

       "Exchangeable Share Consideration" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or Purchase pursuant to these share provisions, the Support Agreement or the Voting and Exchange Trust Agreement.

       (a) certificates representing the aggregate number of shares of Jaws US Common Stock deliverable in connection with such action;

       (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

       (c) such stock or other property constituting any declared and unpaid, and all undeclared but payable, non-cash dividends deliverable in connection with such action,

       provided that (i) part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of Jaws US Common Stock for each one Exchangeable Share, such share to be duly issued as a fully paid and non-assessable share, (ii) part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, and (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest less any tax required to be deducted and withheld therefrom and without interest.

       "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

       (a)    the Current Market Price of a share of Jaws US Common Stock; plus

       (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid on such Exchangeable Share; plus

       (c)    an additional  amount equal to all dividends  declared and payable
              on  Jaws  US  Common  Stock  which  have  not  been   declared  on
              Exchangeable Shares in accordance herewith; plus

       (d) an additional amount representing non-cash dividends declared, payable and unpaid on such Exchangeable Share.

       "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

       "Jaws US" means Jaws Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, and includes any successor corporation or any corporation in which the holders of Jaws US Common Stock hold securities resulting from the application of Section
       2.7 of the Support Agreement.

       "Jaws US Call Notice" has the meaning provided in Section 6.3.

       "Jaws US Common Stock" means the shares of common stock of Jaws US, with a par value of U.S, $0.001 per share, having voting rights of one vote per share, and any other securities resulting from the application of
       Section 2.7 of the Support Agreement.

       "Jaws US Dividend Declaration Date" means the date on which the board of directors of Jaws US declares any dividend on the Jaws US Common Stock.

       "Jaws US Special Share" means the one share of Special Voting Stock of Jaws US, with a par value of U.S. $0.001, and having voting rights at meetings of holders of Jaws US Common Stock equal to the Aggregate Equivalent Voting Amount.

       "Liquidation Amount" has the meaning provided in Section 5.1.

       "Liquidation Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

       "Liquidation Date" has the meaning provided in Section 5.1.

       "NASDAQ" means the Nasdaq National Board electronic stock exchange;

       "Purchase Price" has the meaning provided in Section 6.3.

       "Redemption Call Purchase Price" has the meaning provided in the Articles of Incorporation of the Corporation.

       "Redemption Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

       "Redemption Price" has the meaning provided in Section 7.1.

       "Retracted Shares" has the meaning provided in subsection 6.1(a).

       "Retraction Call Right" has the meaning provided in subsection 6.1(c).

       "Retraction Date" has the meaning provided in subsection 6.1(b).

       "Retraction Price" has the meaning provided in Section 6.1.

       "Retraction Request" has the meaning provided in Section 6.1.

       "Securities Act" means the Securities Act 1933 (United States), as amended from time to time.

       "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

       "Support Agreement" means the Support Agreement between Jaws US and the Corporation, made effective as of August 1, 2000, as amended or supplemented to from time to time.

       "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

       "Trustee" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

       "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, Jaws US and the Trustee, made effective as of August 1, 2000, as amended or supplemented from time to time.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Jaws US Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Jaws US Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of Jaws US Common Stock, (b) in the case of a stock dividend declared on the Jaws US Common Stock to be paid in Jaws US Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Jaws US Common Stock to be paid on each share of Jaws US Common Stock,
(c) in the case of a dividend declared on the Jaws US Common Stock in property other than cash or securities of Jaws US, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of Jaws US Common Stock or (d) in the case of a dividend declared on the Jaws US Common Stock to be paid in securities of Jaws US other than Jaws US Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of Jaws US to be paid on each share of Jaws US Common

Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsections 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Jaws US Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

       (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

       (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

       (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

       (d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

       The restrictions in subsections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared on the Jaws US Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares or Exchangeable Shares.

4.2 The Exchangeable Shares have not been and will not be registered under the Securities Act. The Exchangeable Shares may be offered, sold, pledged or otherwise transferred only (a) to the Corporation, (b) outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act, (c) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (d) in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has, prior to such sale, furnished to the Corporation an opinion of counsel, of recognized standing, or other evidence of exemption, reasonably satisfactory to the Corporation. The Corporation and the Transfer Agent will not register the transfer of any Exchangeable Shares not made in accordance with the requirements in this Section 4.2. The Corporation and the Transfer Agent may require written certification that any transfer of Exchangeable Shares is made in accordance with the requirements in this Section 4.2.

4.3 Notwithstanding any other provisions pertaining to the Exchangeable Shares contained herein, no Exchangeable Shares may be exchanged for Jaws US Common Stock, no holder of Exchangeable Shares can require Jaws US to exchange the Exchangeable Shares and no Jaws US Common Stock may be issued to holders of Exchangeable Shares, except in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs in accordance with Article 5 herein, until: (i) after the Effective Date or (ii) the Trustee has been provided with a written certification in form satisfactory to the Trustee that the provisions of Section 4.2 have been complied with.

4.4 The Exchangeable Shares may be exchanged for Jaws US Common Stock at any time. However, if the Exchangeable Shares are exchanged prior to the Effective Date, the certificates representing the Jaws US Common Stock will be legended and subject to transfer restrictions.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other Shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount") in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the Jaws US Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Jaws US of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the Certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the
Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Jaws US Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Jaws US of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price") in accordance with Section 6.4. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the Jaws US Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

       (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

       (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

       (c) acknowledging the overriding right (the "Retraction Call Right") of Jaws US to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Jaws US of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by Jaws US pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Jaws US thereof. In order to exercise the Retraction Call Right, Jaws US must notify the Corporation in writing of its determination to do so (the "Jaws US Call Notice") within two Business Days of such notification. If Jaws US does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that Jaws US will not exercise the Retraction Call Right. If Jaws US delivers the Jaws US Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Jaws US in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Jaws US shall purchase from such holder and such holder shall sell to Jaws US on the Retraction Date the Retracted Shares for a purchase place per share (the "Purchase Price") equal to the Retraction Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, Jaws US shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Jaws US does not deliver a Jaws US Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Jaws US, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder's proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Jaws US shall thereafter be considered and deemed for all purposes to be a holder of the Jaws US Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Jaws US shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require Jaws US to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Jaws US to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and Jaws US shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Jaws US shall be deemed to have been revoked.


                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if Jaws US does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable an the last Business Day prior to the Automatic Redemption Date (the "Redemption Price") in accordance with Section
7.3. In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the Jaws US Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (c) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by Jaws US under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date and subject to the exercise by Jaws US of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-
laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Jaws US Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.


                                    ARTICLE 8
                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the Term's and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

       (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require Jaws US to purchase all or any part of the Exchangeable Shares of the holder; and

       (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to Jaws US, and Jaws US shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Jaws US of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable

              Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of Jaws US of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the Jaws US Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

8.2 The Exchange Put Right provided in section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by Presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer office of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur, and Jaws US shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation,

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of Jaws US and subject to receipt by the Trustee from Jaws US of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in section 8.3. Delivery by Jaws US to the Trustee of such Exchangeable Share

Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein, which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Jaws US shall thereafter be considered and deemed for all purposes to be a holder of the Jaws US Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by Jaws US or its Subsidiaries) duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meetings. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by Jaws US or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11
           RECIPROCAL CHANGES, ETC. IN RESPECT OF JAWS US COMMON STOCK

11.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Jaws US will not:

              (i) issue or distribute shares of Jaws US Common Stock (or securities exchangeable for or convertible into or carry rights to acquire shares of Jaws US Common Stock) to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock by way of stock dividend or other distribution; or

              (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock entitling them to subscribe for or to purchase shares of Jaws US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Jaws US Common Stock); or

              (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Jaws US Common Stock
                     (A) shares or securities of Jaws US of any class other than Jaws US Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Jaws US Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1(a)(ii) above, (C) evidences of indebtedness of Jaws US or (D) assets of Jaws US;

       unless

              (iv) one or both of Jaws US and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

              (v) one or both of Jaws US and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

       (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Jaws US will not:

              (i) subdivide, redivide or change the then outstanding shares of Jaws US Common Stock into a greater number of shares of Jaws US Common Stock; or

              (ii)   reduce,   combine  or   consolidate   or  change  the  then
                     outstanding shares of Jaws US Common Stock into a lesser number of shares of Jaws US Common Stock; or

              (iii) reclassify or otherwise change the shares of Jaws US Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of Jaws US Common Stock;

       unless

              (iv) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

              (v)    the  same  or  an   economically   equivalent   change   is
                     simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

       The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support
Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.

                                   ARTICLE 12
              ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Jaws US with all provisions of the Support Agreement, the Voting and Exchange Trust Agreement and Jaws US's Certificate of Incorporation applicable to the Corporation and Jaws US, respectively, in accordance with the terms thereof including, without limitation taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting and Exchange Trust Agreement or Jaws US's Certificate of Incorporation, without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

       (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

       (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

       (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in the following form:

              "The securities represented hereby have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). These securities may be offered, sold, pledged or otherwise transferred only (a) to the Corporation, (b) outside the United States in compliance with Rule 903 or 904 of Regulation S under the U.S. Securities Act, (c) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (d) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities and the holder has, prior to such sale, furnished to the Corporation an opinion of counsel, of recognized standing, or other evidence of exemption, reasonably satisfactory to the Corporation. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the U.S. Securities Act. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on stock exchanges in Canada."


                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainly, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

                                  SCHEDULE "A"

                               RETRACTION REQUEST

To the Corporation and Jaws Technologies, Inc. ("Jaws US")

       This Retraction Request is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this Retraction Request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

       The  undersigned  hereby notifies the  Corporation  that,  subject to the
Retraction  Call  Right  referred  to  below,   the  undersigned   requests  the
Corporation to redeem in accordance with Article 6 of the Share Provisions:

       [ ]    all share(s) represented by the accompanying certificate(s); or

       [ ]    ______________ share(s) only.

       The Undersigned hereby notifies the Corporation that the Retraction Date shall be: ______________________

       NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this Retraction Request and the accompanying shares are received at the registered office of the Corporation or at any office of the Transfer Agent as may be specified in this Retraction Request or as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this Retraction Request is received by the Corporation.

       The undersigned acknowledges the Retraction Call Right of Jaws US to purchase all but not less than all the Retracted Shares from the undersigned and that this Retraction Request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Jaws US in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Jaws US determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Retraction Request, and offer to sell the Retracted Shares to Jaws US, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

       The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Jaws US to purchase the unredeemed Retracted Shares.

       The undersigned hereby represents and warrants to the Corporation and Jaws US that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.



-------------  ------------------------------------  ---------------------------
    (Date)          (Signature of Shareholder)         Guarantee of Signature

       [ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

       [ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Calgary, Alberta, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

       NOTE: This panel must be completed and the accompanying certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Calgary, Alberta. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

--------------------------------------------------------------------------------
Name  of  Person  in  Whose  Name   Securities  or     Date
Cheque(s)  or  Other  Non-cash  Assets  Are  To Be
Registered, Issued or Delivered (please print)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Street Address or P.O. Box                             Signature of Shareholder
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
City, Province                                         Signature Guaranteed by
--------------------------------------------------------------------------------


NOTE: If this Retraction Request is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                               B. OTHER PROVISIONS


1.1    Meetings

       Meetings of shareholders of the Corporation shall be held in the location determined by the directors of the Corporation, and may be held in Delaware or at any location within Alberta.

1.2    Definitions

       Unless there is something in the subject matter or context inconsistent therewith in Sections 1.3, 1.4 and 1.5 below, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

       "ABCA" means the Business Corporations Act (Alberta), as amended;

       "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

       "Business Day" has the meaning provided in the Exchangeable Share Provisions;

       "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions;

       "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions;

       "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions;

       "Exchangeable   Share   Provisions"   means   the   rights,   privileges,
       restrictions and conditions attaching to the Exchangeable Shares;

       "Exchangeable Shares" means the Exchangeable Shares in the capital of the Corporation;

       "Jaws US" has the meaning provided in the Exchangeable Share Provisions;

       "Jaws US Common Stock" has the meaning provided in the Exchangeable Share Provisions;

       "Liquidation  Call  Purchase  Price" has the meaning  provided in Section
       1.3;

       "Liquidation Call Right" has the meaning provided in Section 1.3;

       "Liquidation Date" has the meaning provided in the Exchangeable Share Provisions;

       "Redemption Call Purchase Price" has the meaning provided in Section 1.4;

       "Redemption Call Right" has the meaning provided in Section 1.4;

       "Subsidiary"  has  the  meaning   provided  in  the  Exchangeable   Share
       Provisions;

       "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent; and

       "Voting and Exchange Trust Agreement" has the meaning provided in the Exchangeable Share Provisions.

1.3    Jaws US Liquidation Call Right

       (a) Jaws US shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding any proposed liquidation, dissolution or winding-up of the Corporation as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Jaws US or any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by Jaws US to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price") in accordance with subsection 1.3(c). In the event of the exercise of the Liquidation Call Right by Jaws US, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Jaws US on the Liquidation Date on payment by Jaws US to the holder of the Liquidation Call Purchase Price for each such share.

       (b) To exercise the Liquidation Call Right, Jaws US must notify the Corporation's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Jaws US's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Jaws US has exercised the Liquidation Call Right forthwith after the expiry of the dale by which the same may be exercised by Jaws US. If Jaws US exercises the Liquidation Call Right, on the Liquidation Date, Jaws US will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Jaws US shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Jaws US, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall, on and after the

              Liquidation Date, be considered and deemed for all purposes to be the holder of the Jaws US Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Jaws US shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Jaws US does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

1.4    Jaws US Redemption Call Right

       (a) Jaws US shall have the overriding right (the "Redemption Call Right"), notwithstanding any proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Jaws US or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Jaws US to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price") in accordance with subsection 1.4(c). In the event of the exercise of the Redemption Call Right by Jaws US, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Jaws US on the Automatic Redemption Date on payment by Jaws US to the holder of the Redemption Call Purchase Price for each such share.

       (b) To exercise the Redemption Call Right, Jaws US must notify the Transfer Agent in writing, as agent for the holders of
              Exchangeable Shares, and the Corporation of the Corporation's intention to exercise such right not later than the date by which the Corporation is required to give notice of the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Jaws US has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by Jaws US. If Jaws US exercises the Redemption Call Right, on the Automatic Redemption Date, Jaws US will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Jaws US shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Jaws US upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Jaws US Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Jaws US shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Jaws US does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

              SCHEDULE "E" TO THAT SHARE PURCHASE AGREEMENT DATED THE 15TH, DAY OF AUGUST, 2000, BETWEEN MICHAEL PLUSCAUSKAS, TYSON MACAULAY, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.


                         Registration Rights Agreements

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

This Agreement is dated for reference the _ day of August, 2000.

BETWEEN:

            JAWS Technologies, Inc. a corporation duly incorporated pursuant to the laws of Delaware

            ("JAWS")

AND:

            VENDORS, Michael Pluscauskas and Tyson Macaulay

            (the "Vendors")

WHEREAS:

A. JAWS and the Vendors have executed a Share Purchase Agreement dated as of August ___, 2000 (the "Share Purchase Agreement"); and

B. it is a condition to the Vendors' obligations under the Share Purchase Agreement that JAWS and the Vendors enter into this Agreement in order to provide the Vendors with certain rights to register the JAWS Shares issued under the Share Purchase Agreement;

       NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the recitals and of the mutual covenants and conditions hereinafter contained and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1. Registration Rights. JAWS and the Vendors covenant and agree as follows:

1.1    Definitions and Interpretation.  In this part:
       ------------------------------

       (a) Forms S-1. The term "Form S-1" means such the form under the U.S. Securities Act of 1933, as amended (the "Securities Act") as are in effect on the date hereof or any successor forms under the Securities Act;

       (b) Holder. The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 1.9 of this Agreement;

       (c) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement;

       (d)    Registrable Securities.  The term "Registrable  Securities" means:
              (i) the JAWS Shares issued to the Vendors pursuant to the Share Purchase Agreement, and (ii) any other JAWS Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange

                                       2-


              for or in replacement of, the JAWS Shares referred to in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which the person's rights under this Agreement are not assigned. Notwithstanding the foregoing, JAWS Shares or other Securities shall only be treated as Registrable Securities if and so long as they have not been: (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

       (e) Registrable Securities Outstanding. The number of "Registrable Securities then outstanding" shall be determined by the number of JAWS Shares outstanding which are Registrable Securities, and the number of JAWS Shares issuable pursuant to then exercisable or convertible securities which are Registrable Securities; and

       (f)    SEC.  The term  "SEC"  means  the  U.S.  Securities  and  Exchange
              Commission.

1.2    Request for Registration - Long Form Registration - Demand Registration.
       ------------------------

       (a) JAWS shall use its reasonable best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered and in any event not later than one hundred and twenty (120) days from the date of such request.

1.3 Piggy-Back Registration. If (but without any obligation to do so) JAWS proposes to register any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration in which the only shares being registered are JAWS Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), JAWS shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by JAWS, JAWS shall, subject to the provisions of section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this section 1.3.

1.4 Obligations of JAWS. Whenever required under this section 1 to effect the registration of any Registrable Securities, JAWS shall, as expeditiously as reasonably possible:

       (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to fourteen (14) days;

       (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                                       3-


       (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

       (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or state laws of such jurisdictions as shall be reasonably requested by the Holders, provided that JAWS shall not be required in connection therewith or as a condition thereto to qualify to do business, or to file a general consent to service of process or to subject itself to taxation in any such states or jurisdictions;

       (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall cooperate in good faith with JAWS in negotiating the underwriting agreement and enter into and perform its obligations under such an agreement;

       (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be .stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days;

       (g) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by JAWS are then listed;

       (h) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

1.5 Furnish Information. It shall be a condition precedent to the obligations of the JAWS to take any action pursuant to this section 1 with respect to the Registrable Securities of any selling Holder that such Holder furnish to the JAWS such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

1.6    Expenses of Registration.
       ------------------------

       (a) Demand Registration. All expenses other than: (i) underwriting fees, discounts and commissions, (ii) stock transfer taxes, and
              (iii) fees and disbursements of counsel for The Holders, incurred in connection with registrations, filings or qualifications pursuant to section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the JAWS, shall be borne by the JAWS; provided, however, that the JAWS shall not be required to pay for any

                                       4-


              expenses of any registration  proceeding begun pursuant to section
              1.2 if the registration request is subsequently withdrawn at the request of the Holders of a Majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the JAWS from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the JAWS of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to section 1.2.

       (b) JAWS Registration. All expenses other than: (i) underwriting fees, discounts, commissions, (ii) stock transfer taxes, and (iii) fees and disbursements of counsel for the Holders, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to section 1.3 for each Holder (which right may be assigned as provided in Section 1.19), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees and fees and disbursements of counsel for JAWS, shall be borne by JAWS.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this section 1:

       (a) to the extent permitted by law, JAWS will indemnify and hold harmless each Holder, any underwriter (as defined in the
              Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by JAWS of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and JAWS will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of JAWS (which consent shall not be unreasonably withheld), nor shall JAWS be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or from a failure of such Holder to deliver to a person at or prior to the written confirmation of a sale a copy of the final prospectus, as amended or supplemented, if JAWS has previously furnished copies thereof to such Holder in a timely fashion;

                                       5-


       (b) to the extent permitted by law, each selling Holder will indemnify and hold harmless JAWS, each of its directors and officers who has signed the registration statement, each person, if any, who controls JAWS within the meaning of the Securities Act, any underwriter, any other Holder of selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use and in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder;

       (c)    promptly after receipt by an indemnified  party under this section
              1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 1.7;

       (d) if the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.7(d) exceed the net proceeds from the

                                       6-


              offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission;

       (e) notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and

       (f) the obligations of JAWS and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Securities of JAWS to the public without registration or pursuant to a registration on Form S-1, JAWS agrees to:

       (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
              (90) days after the effective date of the first registration statement filed by JAWS for the offering of its securities to the general public for as long as JAWS remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

       (b) take such action, including the voluntary registration of its JAWS Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S- I or Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the registration statement filed by JAWS is declared effective;

       (c) file with the SEC in a timely manner all reports and other documents required of JAWS under the Securities Act and the Exchange Act; and

       (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by JAWS that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by JAWS), the Securities Act and the Exchange Act (at any Time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of JAWS and such other reports and documents so filed by JAWS, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                       7-


1.9 Assignment of Registration Rights. The rights to cause JAWS to register Registrable Securities pursuant to this section 1 may be assigned (but only with all related obligations) to a transferee or assignee of all of the Registrable Securities held by such Holder, provided JAWS is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, subject to assumption by the assignee in writing of the corresponding obligations hereunder; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.     Miscellaneous.
       -------------

2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the JAWS Shares or JAWS Shares issued upon conversion thereof or any other Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities, and JAWS.

2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the Canadian mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:
       (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

2.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the Province of Ontario, without giving effect to principles of conflicts of laws. Any dispute arising under or in relation to this Agreement shall be resolved in the courts of Ontario and each of the parties hereto attorns to the exclusive jurisdiction of such courts.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       8-


2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa.


The parties have executed this Registration Rights Agreement as of the date first above written.


JAWS Technologies, Inc.


Per: __________________________________
            Authorized Signatory


VENDORS


Per: __________________________________
            Michael Pluscauskas


Per: __________________________________
               Tyson Macaulay